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                                                                   EXHIBIT 23.2


We consent to the reference to our firm under the caption "Experts" and to the use of our reports dated May 6, 1998 and November 10, 1998 in the Registration Statement (Form S-1) and related Prospectus of Cybernet Internet Services International, Inc. for the registration of 1,500,000 shares of its common stock.


                                               SCHITAG ERNST & YOUNG AG

Munich, Germany
November 30, 1998